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Exhibit 12
----------


BAY VIEW CAPITAL CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                Nine Months Ended
                                                                  September 30,
                                                     -------------------------------------
                                                            1999                 1998
                                                     ----------------     ----------------
Earnings:
      Earnings before income tax expense               $       44,181        $      30,089
      Add:
      Interest on advances and other borrowings                85,457               74,333
      Interest component of rental expense                      1,418                1,620
                                                     ----------------     ----------------
      Earnings before fixed charges excluding
         interest on customer deposits                        131,056              106,042
      Interest on customer deposits                           103,061              115,105
                                                     ----------------     ----------------
      Earnings before fixed charges                    $      234,117        $     221,147
                                                     ================     ================

Fixed Charges:
      Interest on advances and other borrowings                85,457               74,333
      Interest component of rental expense                      1,418                1,620
                                                     ----------------     ----------------
      Fixed charges excluding interest on
         customer deposits                                     86,875               75,953
      Interest on customer deposits                           103,061              115,105
                                                     ----------------     ----------------
      Total fixed charges                              $      189,936        $     191,058
                                                     ================     ================

Ratio of earnings to fixed charges including
   interest on customer deposits                                 1.23x                1.16x
Ratio of earnings to fixed charges excluding
   interest on customer deposits                                 1.51x                1.40x